Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.
	For	Against	Abstain

1.     To approve and adopt the merger agreement dated as of November 17, 2016, by and between First Interstate BancSystem, Inc. (“First Interstate”) and Cascade Bancorp (“Cascade”) pursuant to which Cascade will merge with and into First Interstate. The merger is more fully described in the accompanying joint proxy statement/prospectus, and a copy of the merger agreement is included as Annex A thereto.

	☐	☐	☐

4.     To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve and adopt the merger agreement.

NOTE: The proxies may vote in their discretion on any other business as may properly come before the meeting or any adjournment or postponement thereof.

					For ☐	Against ☐	Abstain ☐

2. To approve a non-binding advisory resolution approving the compensation that will or may become payable to the named executive officers of Cascade in connection with the merger.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the amended and restated articles of incorporation of First Interstate.	☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #				SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date	SEQUENCE #

PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

CASCADE BANCORP Special Meeting of Shareholders [Meeting Date] This proxy is solicited by Cascade Bancorp’s Board of Directors

The undersigned shareholders hereby appoint Terry E. Zink, Gregory D. Newton and Andrew J. Gerlicher, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote all of the shares of common stock of CASCADE BANCORP that the shareholders are entitled to vote at the Special Meeting of shareholders to be held at [Meeting Time] on [Meeting Date] at 1100 N.W. Wall Street, Bend, Oregon 97703, and any adjournment or postponement thereof.

This proxy, when properly executed and delivered, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with Cascade Bancorp’s Board of Directors’ recommendations.

If you have voted by internet or telephone, please DO NOT mail back this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side